Exhibit 10.77

TERMS AND CONDITIONS OF

THE [X] ISSUANCE OF STOCK ACQUISITION RIGHTS

1.	Number of Stock Acquisition Rights

[X]

The total number of shares that may be delivered upon exercise of Stock Acquisition Rights shall be [X] ordinary shares of PayPay Corporation (the “Company”), and if the number of shares allotted per Stock Acquisition Right is adjusted in accordance with 3-(1) below, the adjusted number of allotted shares shall be multiplied by the number of Stock Acquisition Rights.

2.	Payment of cash in exchange for Stock Acquisition Rights

The issue price per Stock Acquisition Rights shall be [X] yen. This amount was determined based on the results of a calculation by a third-party rating agency using the Monte Carlo Simulation, a common option price calculation model, taking into consideration the Company’s share price information and other factors.

3.	Details of Stock Acquisition Rights

(1)	Class and number of shares to be issued or transferred upon exercise of Stock Acquisition Rights

The class of shares to be issued or transferred upon exercise of Stock Acquisition Rights shall be ordinary shares of the Company. The number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (the “Number of Shares to be Allotted”) shall be one share.

However, in the event the Company conducts a stock split or a consolidation of shares with respect to its ordinary shares after the allotment date of Stock Acquisition Rights, the Number of Shares to be Allotted shall be adjusted using the following formula, and the total number of shares to be issued or transferred upon exercise of all Stock Acquisition Rights shall be adjusted accordingly. Such adjustment shall be made only to the Number of Shares to be Allotted for Stock Acquisition Rights that have not yet been exercised at the time of the adjustment. Any amount less than one share arising from the adjustment shall be rounded down.

Number of Shares to be Alloted after adjustment	=	Number of Shares to be Alloted before adjustment	x	Ratio of stock split or stock consolidation

Other than the above, in the event the Company conducts a merger, company split, share exchange, or share delivery after the allotment date of the Stock Acquisition Rights, or in the event the Number of Shares to be Allotted needs to be adjusted pursuant to such events, the Company may adjust the Number of Shares to be Allotted in a suitable manner within reasonable scope.

(2)	Amount or calculation method of assets to be contributed upon exercise of Stock Acquisition Rights

The amount of the assets to be contributed upon exercise of each Stock Acquisition Right shall be obtained by multiplying the price per share to be delivered upon exercise of each Stock Acquisition Right (the “Exercise Price”) by the Number of Shares to be Allotted. The Exercise Price shall be [X] yen.

If the Company conducts a stock split or a reverse stock split after the allotment date of Stock Acquisition Rights, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen resulting from the adjustment shall be rounded up to the nearest one (1) yen.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1 Ratio of split or consolidation

In addition, if, after the allotment date of Stock Acquisition Rights, the Company issues new shares or disposes of treasury stock at a price lower than The Exercise Price before adjustment with respect to the ordinary share of the Company (excluding cases where new shares are issued or treasury stock is disposed of upon the exercise of Stock Acquisition Rights, the exercise of acquisition rights for shares of a class other than ordinary shares or the triggering of acquisition provisions for such shares, or where new shares are issued or treasury stock is delivered due to a merger, company split, share exchange, or share delivery), The Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one yen resulting from the adjustment shall be rounded up to the nearest one (1) yen.

				Number of shares already issued	+	Number of shares newly issued	x	Paid-in amount per share
Exercise Price after adjustment	=	Exercise Price before adjustment	x			Exercise Price before adjustment
Number of shares already issued + Number of shares newly issued

In the above formula, the “number of shares already issued” shall be the number obtained by deducting the number of shares of treasury stock of the Company’s ordinary shares from the total number of shares issued of the Company’s ordinary shares, and in the case of the disposal of treasury stock of the Company’s ordinary shares, the “number of shares newly issued” shall be read as “number of treasury stock to be disposed of.”

Furthermore, other than the above, after the allotment date of Stock Acquisition Rights, in the event that the Company conducts a merger, company split, share exchange, or share delivery, or if Stock Acquisition Rights or shares of a class other than ordinary shares are issued that result in the issuance of ordinary shares of the Company at a price lower than the Exercise Price before adjustment, or if it is necessary to adjust the Exercise Price in accordance with other such cases, the Company may appropriately adjust the Exercise Price to a reasonable extent.

(3)	Period during which Stock Acquisition Rights are exercisable

The period during which Stock Acquisition Rights are exercisable (the “Exercise Period”) is from [DATE] to [DATE] (or the preceding bank business day if the last day is not a bank business day).

(4)	Matters concerning the share capital and legal capital surplus to be increased

i)

The amount of share capital to be increased due to the issuance of shares upon exercise of Stock Acquisition Rights shall be one half (1/2) of the maximum amount of increase in the share capital, etc. to be calculated according to Article 17, Paragraph 1 of the Corporate Accounting Regulations, with any amount less than one (1) yen arising from such calculation to be rounded up.

ii)

The amount of legal capital surplus to be increased due to the issuance of shares upon exercise of Stock Acquisition Rights shall be the amount obtained by deducting the amount of share capital to be increased set forth in (i) above, from the maximum possible amount of increase in the share capital, etc. set forth in (i) above.

(5)	Restriction on the acquisition of Stock Acquisition Rights through transfer

Any acquisition of Stock Acquisition Rights through transfer shall require the approval by resolution of the Board of Directors of the Company.

(6)	Conditions for the exercise of Stock Acquisition Rights

i)

Holders of Stock Acquisition Rights may exercise their Stock Acquisition Rights only when the Company’s shares or beneficial interests in trusts of the Company’s shares, depositary receipts for the Company’s shares, or other securities having the characteristics of the Company’s shares (the “Company’s shares, etc.”) are listed on a financial instruments exchange market, such as a stock exchange, or a foreign financial instruments market only after the date of such listing.

ii)

[Notwithstanding i) above, the holders of Stock Acquisition Rights may not exercise their Stock Acquisition Rights unless the market capitalization (to be calculated by the following formula; the same shall apply hereinafter) exceeds 10 trillion yen on a specific date at least once during the period from the listing of the Company’s shares, etc. on a financial instruments exchange market or foreign financial instruments market to the last day of the Exercise Period. If the aggregate market value on such specific date exceeds 10 trillion yen, the holders of Stock Acquisition Rights may exercise their Stock Acquisition Rights on the day following the said date and thereafter.

Market capitalization	=	[	Total number of issued shares of common stock of the Company	–	Number of treasury shares of common stock of the Company held by the Company	]	x

*The closing price of an ordinary transaction per share

or a price equivalent to such closing price

of the Company’s common stock

on the exchange financial instruments market

or foreign financial instruments market

where the Company’s shares, etc. are listed

*In the event that the Company’s shares, etc. are listed on a foreign financial instruments market, the closing price shall be converted into Japanese yen (with any amount less than one (1) yen arising from such calculation to be rounded down) using the middle rate of the telegraphic transfer market for customers published by Mizuho Bank, Ltd. at the end of business hours on the bank business day preceding such specific day (if such exchange rate is not published for some reason, the Company shall use the exchange rate reasonably determined by the Company on such preceding bank business day).]

iii)

Holders of Stock Acquisition Rights must be directors, corporate officers, or permanent employees of the Company or its subsidiaries at the time of exercising the rights. However, this shall not apply in cases where the Board of Directors recognizes that there is a justifiable reason for such retirement, such as retirement due to expiration of term of office or mandatory retirement age.

iv)

Notwithstanding the items above, the holders of Stock Acquisition Rights may not exercise all of their remaining Stock Acquisition Rights if any of the following events occurs between the listing of the Company’s shares, etc. on a financial instruments exchange market or foreign financial instruments market and the expiration date of the Exercise Period of Stock Acquisition Rights.

In the event that the prices set forth in the following items are determined in a currency other than Japanese yen, they shall be converted into Japanese yen (with any amount less than one (1) yen arising from such calculation to be rounded down) using the middle rate of the telegraphic transfer market for customers published by Mizuho Bank, Ltd. at the end of business hours on the bank business day preceding such specific day (if such exchange rate is not published for some reason, the Company shall use the exchange rate reasonably determined by the Company on such preceding bank business day).

If the Company conducts a stock split or a reverse stock split after the allotment date of Stock Acquisition Rights, the Assumed Value shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen resulting from the adjustment shall be rounded up to the nearest one (1) yen.

Assumed Value after adjustment	=	Assumed Value before adjustment	x	1 Ratio of split or consolidation

In addition, if, after the allotment date of the Stock Acquisition Rights, the Company issues new shares or disposes of treasury stock at a price lower than the Assumed Value before adjustment with respect to the ordinary shares of the Company (excluding cases where new shares are issued or treasury stock is disposed of upon the exercise of Stock Acquisition Rights, the exercise of acquisition rights for shares of a class other than ordinary shares or the triggering of acquisition provisions for such shares, or where new shares are issued or treasury stock is delivered due to a merger, company split, share exchange, or share delivery), the Assumed Value shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen resulting from the adjustment shall be rounded up to the nearest one (1) yen.

				Number of shares already issued	+	Number of shares newly issued	x	Paid-in amount per share
Assumed Value after adjustment	=	Assumed Value before adjustment	x			Assumed Value before adjustment
Number of shares already issued + Number of shares newly issued

In the above formula, the “number of shares already issued” shall mean the number obtained by deducting the number of treasury shares of the Company’s ordinary shares from the total number of issued ordinary shares of the Company, and in the case of the disposal of treasury shares of the Company’s ordinary shares, the “number of newly issued shares” shall be read as “number of treasury shares to be disposed of.”

Furthermore, other than the above, after the allotment date of the Stock Acquisition Rights, in the event that the Company conducts a merger, company split, share exchange, or share delivery, or if Stock Acquisition Rights or shares of a class other than ordinary shares are issued that result in the issuance of ordinary shares of the Company at a price lower than the Assumed Value before adjustment, or if it is necessary to adjust the Assumed Value in accordance with other such cases, the Company may appropriately adjust the Assumed Value to a reasonable extent.

(a)	In the event of the issuance or disposal of shares of ordinary shares of the Company at a price that is lower than the Assumed Value (which shall be [X] yen; the same shall apply hereinafter).

However, the following cases are excluded.

- In the event of the amount to be paid for such shares is made at a price that is deemed to be different from the value of the shares of our ordinary shares at the time of such issuance or disposal (including cases where such shares are issued at a “Particularly favorable amount” as defined in Article 199, Paragraph 3 and Article 200, Paragraph 2 of the Companies Act and cases due to a shareholder allotment).

- The issuance or disposal of shares of ordinary shares of the Company upon the exercise of Stock Acquisition Rights, the exercise of acquisition rights for shares of a class other than ordinary shares or the triggering of acquisition provisions for such shares, or the issuance or delivery of shares of ordinary shares of the Company upon merger, company split, share exchange, or share delivery

(b)

In the event that new stock acquisition rights are issued with an exercise price that is lower than the assumed price (excluding in the case where such stock acquisition rights are issued with the exercise price set at a price different from the share value of the Company’s ordinary shares at the time of issuance of such stock acquisition rights)

(c)

In the event that the closing price of our ordinary shares in ordinary transactionson financial instruments exchange market or foreign financial instruments market, or a price equivalent to such closing price, falls below the Assumed Value during the period when Company shares, etc. are listed on any financial instruments exchange market or foreign financial instruments market.

v)	The exercise of these Stock Acquisition Rights by the heirs of the holders of these Stock Acquisition Rights shall not be permitted.

vi)

A Stock Acquisition Rights holder shall immediately forfeit the exercise of Stock Acquisition Rights specified below from any of the remaining rights, even during the Exercise Period, if any of the following events occurs.

(a)	In the event that the holder of Stock Acquisition Rights is sentenced to imprisonment or a severer penalty (all remaining Stock Acquisition Rights).

(b)

In the event that the holder of Stock Acquisition Rights violates the employment regulations, etc. of the Company or its affiliates and is subject to “Disciplinary dismissal” or “Termination at request of the Company” (all remaining Stock Acquisition Rights).

(c)

In the event that the holder of Stock Acquisition Rights commits a serious violation of laws and regulations or the internal rules of the Company or its affiliates (all remaining Stock Acquisition Rights).

(d)

In the event that the holder of Stock Acquisition Rights requests in writing as prescribed by the Company that all or part of the stock acquisition rights be waived (the number of remaining Stock Acquisition Rights that are the subject of such request).

(e)

Otherwise, in the event that the Board of Directors deems it inappropriate to permit the exercise of Stock Acquisition Rights in light of the purpose for which Stock Acquisition Rights were granted (of the remaining number of Stock Acquisition Rights, the number determined by the Board of Directors).

4.	Allotment date of Stock Acquisition Rights

[DATE]

5.	Matters concerning the acquisition of Stock Acquisition Rights

(1)

The Company may acquire Stock Acquisition Rights without compensation at the arrival ofthe day separately prescribed by the Board of Directors of the Company, in the event that an agenda for approval of one of the following is approved at the General Meeting of Shareholders of the Company (or, if approval of the General Meeting of Shareholders is not required, is resolved at the Board of Directors Meeting of the Company):

- a merger agreement, under which the Company shall become an absorbed company

- a company split agreement or plan, under which the Company shall be split

- a share exchange agreement, or share delivery or share transfer plan, under which the Company shall become a wholly owned subsidiary

However, this shall not apply if the Trust Company, which has a contractual relationship with the Company, is the holder of the Stock Acquisition Rights.

(2)	In the following cases, the Company may acquire Stock Acquisition Rights without compensation at the arrival of the day specified by the Board of Directors of the Company:

- a resolution is passed at a General Meeting of Shareholders of the Company to acquire all of the ordinary shares of the Company after amending the Articles of Incorporation of the Company to make the ordinary shares of the Company classified stocks subject to whole acquisition clause

- a resolution is passed at a Company’s Board of Directors Meeting to approve a request by special controlling shareholders of the Company to sell Company shares, etc. to another shareholder of the Company

- a resolution is passed at a General Meeting of Shareholders of the Company to approve the consolidation of ordinary shares due to the delisting of the Company

(3)

If the holder of Stock Acquisition Rights becomes unable to exercise the Stock Acquisition Rights pursuant to the provisions set forth in 3. (6). iii) through vi) above before exercising the rights, the Company may acquire the Stock Acquisition Rights without compensation on a date determined by the Board of Directors of the Company. However, this shall not apply if the Trust Company, which has a contractual relationship with the Company, is the holder of the Stock Acquisition Rights.

6.	Treatment of Stock Acquisition Rights upon restructuring

In the event that the Company conducts a merger (limited to where the Company is absorbed as a result of the consolidation), an absorption-type company split, an incorporation-type company split, a share exchange, or a share delivery (collectively “Restructuring”), the stock acquisition rights of the companies listed in (a) to (e) of Article 236, Paragraph 1, Item 8, of the Companies Act (the “Restructured Company”) shall be delivered, in each of the above cases, to the holders of remaining Stock Acquisition Rights at the effective time of Restructuring according to the conditions (1) – (10) described below. However, the foregoing shall be on the condition that delivery of stock acquisition rights of the Restructured Company in accordance with the following conditions is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement, or a share delivery plan.

(1)	Number of stock acquisition rights of the Restructured Company to be delivered

The same number of stock acquisition rights as the number of the remaining Stock Acquisition Rights held by a right holder shall be delivered to that right holder.

(2)	Class of shares of the Restructured Company to be issued or transferred upon exercise of stock acquisition rights

Ordinary shares of the Restructured Company.

(3)	Number of shares of the Restructured Company to be issued or transferred upon exercise of stock acquisition rights

Shall be determined in accordance with 3. (1) above, based on the consideration of conditions for Restructuring and other factors.

(4)	Amount of assets to be contributed upon exercise of Stock Acquisition Rights

The value of assets to be contributed upon the exercise of each Stock Acquisition Right to be issued shall be the post-restructuring exercise price obtained by adjusting the exercise price determined in 3. (2) above, multiplied by the number of shares of the Restructured Company to be issued upon exercise of such Stock Acquisition Rights as determined in accordance with 6. (3) above.

(5)	Period during which Stock Acquisition Rights are exercisable

Shall be from the commencement date of the Exercise Period stipulated in 3. (3) above, or the effective date of Restructuring, whichever is later, to the expiry date of the Exercise Period stipulated in 3. (3) above.

(6)	Matters concerning the share capital and legal capital surplus to be increased when shares are issued upon exercise of Stock Acquisition Rights

Shall be determined in accordance with 3. (4) above

(7)	Restriction on acquisition of Stock Acquisition Rights through transfer

Concerning restrictions on acquisition by transfer, approval by a resolution of the Board of Directors of the Restructured Company (or the General Meeting of Shareholders in the case of a company without a Board of Directors) shall be required.

(8)	Other conditions for the exercise of Stock Acquisition Rights

Shall be determined in accordance with 3. (6) above

(9)	Terms and conditions for acquisition of Stock Acquisition Rights

Shall be determined in accordance with 5 above

(10)	Other conditions shall be determined in accordance with the conditions of the Restructured Company.

7.	Matters concerning certificates for Stock Acquisition Rights

The Company shall not issue certificates for stock acquisition rights.

8.	Others

In the event that revisions to the Companies Act or other laws necessitate the replacement of terms and conditions in these Terms and Conditions or other actions, the Company will take the necessary measures.

9.	Date of payment of cash in exchange for Stock Acquisition Rights

[DATE]